exhibit A

Joint Filing Agreement

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: February 13, 2026

NEOTRIBE VENTURES I, L.P.		Neotribe SPV I BTO, LLC

By:	NeoTribe Partners I, LLC,	By:	Neotribe Partners SPV I BTO, LLC,
	its General Partner		its Managing Member

By:	/s/ Krishna Kolluri	By:	/s/ Krishna Kolluri
	Krishna Kolluri,		Krishna Kolluri,
	Managing Member		Managing Member

NEOTRIBE ASSOCIATES I, L.P.		Neotribe Partners SPV I BTO, LLC

By:	NeoTribe Partners I, LLC,	By:	/s/ Krishna Kolluri
	its General Partner		Krishna Kolluri,
Managing Member
By:	/s/ Krishna Kolluri
	Krishna Kolluri,	/s/ Krishna Kolluri
	Managing Member	Krishna KITTU Kolluri

NeoTribe Partners I, LLC

By:	/s/ Krishna Kolluri
Krishna Kolluri,
Managing Member

Neotribe Ignite Fund I, L.P.

By:	Neotribe Ignite Partners I, LLC,
its General Partner

By:	/s/ Krishna Kolluri
Krishna Kolluri,
Managing Member

Neotribe Ignite Partners I, LLC

By:	/s/ Krishna Kolluri
Krishna Kolluri,
Managing Member